UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2004

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Pacer International, Inc. dated February 3, 2004

ITEM 12. Results of Operations and Financial Condition

On February 3, 2004, Pacer International, Inc. issued a press release announcing its fourth quarter and year 2003 results. The press release is attached hereto as Exhibit 99.1. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measure is included in the press release.

During the conference call mentioned in the press release, Pacer International will provide the following additional analysis:

For the fiscal year ended December 26, 2003, interest expense decreased $13.7 million, or 43.2% due to lower debt levels and reduced interest rates. On February 3, 2004, Pacer International repaid an additional $3 million of debt, bringing total long-term debt under the senior credit facility to $211 million. Due to the company’s voluntary prepayments under the senior credit facility, no required payments will be due under the facility until December 31, 2005.

The tax rate for the 2003 fiscal year was 36.3% compared to 40.4% in 2002. The reduced tax rate resulted in part from a tax deduction related to the company’s 2002 initial public offering. In the future, the company believes that the tax rate will be approximately 40.0%.

The information set forth under “Item 12. Results of Operations and Financial Condition”, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: February 3, 2004	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Press Release of Pacer International, Inc. dated February 3, 2004.